UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2013

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 4, 2013, FuelCell Energy, Inc. (the “Company”) issued a press release announcing its financial results and accomplishments as of and for the three and nine months ended July 31, 2013. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On September 4, 2013, the Company entered into a Teaming and Co-Marketing Agreement with NRG Energy, Inc. (“NRG”) for the marketing and sales of the Company’s power plants. The agreement allows NRG to purchase power plants from the Company and sell the electricity and heat to end users or customers can purchase the power plants directly from the Company.

The terms of the agreement include the issuance of warrants to NRG that permit them to purchase up to 5 million shares of the Company’s common stock at predetermined prices based on attaining minimum sales goals. In order for the warrants to vest to NRG, certain sales targets must be achieved within certain time periods. There are three tranches of warrants with varying strike prices, qualifying order targets, vesting dates and expiration dates. The weighted average strike price for all 5 million shares underlying the warrants is $2.18. The qualifying order vesting dates range from March 2014 through September 2015 and the expiration dates range from February 2017 through August 2018. The warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act based on the terms of the transaction and the status of NRG.

Item 8.01	Other Events.

On September 4, 2013, the Company issued a press release announcing the Teaming and Co-Marketing Agreement with NRG. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by FuelCell Energy, Inc. on September 4, 2013

99.2	Press Release issued by FuelCell Energy, Inc. on September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: September 6, 2013	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer,
Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by FuelCell Energy, Inc. on September 4 2013

99.2	Press Release issued by FuelCell Energy, Inc. on September 4, 2013